Exhibit No. 32.1
Form 10-KSB
SimplaGene USA, Inc.
File No. 333-100110

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of SimplaGene USA, Inc. (the “Company”) on Form 10-KSB for the period ending August 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig S. Laughlin, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	December 14, 2005	By:	/s/ Craig S. Laughlin
Craig S. Laughlin Chief Executive Officer Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SimplaGene USA, Inc. and will be retained by SimplaGene USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.